SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 3, 2005

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2005, Accredited Home Lenders Holding Co. (“Accredited”) announced the appointment of Stuart D. Marvin as Executive Vice President in charge of finance, capital markets and corporate communications. The incumbent managers of those departments will now report to Mr. Marvin, who reports to James A. Konrath, Chairman and Chief Executive Officer. The information in the press release included as Exhibit 99.1 to this report is incorporated herein by reference.

Mr. Marvin, 45, served as President - Corporate Operation and Chief Financial Officer of Aegis Mortgage Corporation (“Aegis”) in Houston, TX, and previously as Executive Vice President and Chief Financial Officer of Aegis from April 1, 2000 to the present.

The terms of Mr. Marvin’s compensation arrangements with Accredited governing his employment as Accredited’s Executive Vice President have not yet been finalized. In accordance with Instruction 2 to Item 5.02 of Form 8-K, Accredited will amend this Current Report on Form 8-K within four business days after such terms are finalized.

Accredited also announced that Ray W. McKewon, 57, Accredited co-founder, Executive Vice President and Secretary notified Accredited on April 3, 2005, that he intends to retire and leave the company effective July 15, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: April 6, 2005	By:	/s/ JAMES A. KONRATH
James A. Konrath Chief Executive Officer